Exhibit 13.1

Certification by the Executive Chairman of the Board of Directors
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Agria Corporation (the “Company”) on Form 20-F for the year ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Guanglin Lai, executive chairman of the board of directors of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 18, 2013

By:	/s/ Guanglin Lai

	Name:	Guanglin Lai
	Title:	Executive Chairman of the Board of Directors